Exhibit 10.3(b)

INDUSTRIAL REAL ESTATE LEASE

(Single-Tenant Facility)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease. August 19, 2009.

Section 1.02. Landlord (include legal entity). Liberty Cotton Center, LLC, a Delaware limited liability company.

LANDLORD:

Liberty Cotton Center, LLC

2930 East Camelback Road, Suite 318

Phoenix, AZ 85016

Attn: Senior Vice President/City Manager

Section 1.03. Tenant (include legal entity). CDx Holdings, Inc., a Delaware corporation.

TENANT:

CDx Holdings, Inc.

Attn: Joe Ellison, Vice President, Human Resources

8400 Esters Boulevard

Suite 190

Irving, TX 75063

Section 1.04. Property. The "Property" (also referred to as the "Leased Premises") is located at 4610 South 44th Place, Phoenix, Arizona 85040, and consists of 66,012 rentable square feet based on a standard perimeter drip line measurement ("Building") and the right to use the other improvements located on the land and the common areas described in Paragraph 4.03(a) relating to Building as described or depicted in Exhibit "A". Landlord has provided to Tenant the architects' certification of the rentable square footage and the calculations of such square footage prior to execution of this Lease, and Tenant acknowledges receipt of such certification as provided in the letter from Balmer Architectural Group, dated June 11, 2008.

Section 1.05. Lease Term. Ten (10) years and six (6) months beginning on March 1, 2010.

Section 1.06. Permitted Uses (See Article Five). Twenty-four hour, seven day a week access and use for general office use; medical diagnostic; laboratory-based research; other medical review services; imaging center; clinical and anatomic pathology laboratory services; molecular genetic laboratory services; cytogenetic laboratory services; Biosafety level 2 laboratory associated activities: processing of any type of bodily fluids, tissues, or other products associated with or derived from human or animal tissues, cell lines, bacterial cultures, viral cultures; recombinant DNA work; diagnostic medical laboratory and related services, testing and administration; use and appropriate disposal of hazardous chemicals and biohazardous waste.

Section 1.07. Tenant's Guarantor (if none, so state). NONE.

Section 1.08. Brokers (See Article Fourteen) (See 13.15).

LANDLORD'S BROKERS:

Mark S. Krison

CB Richard Ellis

Senior Vice President

2415 East Camelback Road

Phoenix, AZ 85016-4290

TENANT'S BROKER:

Scott T. Collier and Greg Bast

Jones Lang LaSalle Americas, Inc.

8343 Douglas Avenue, Suite 100

Dallas, TX 75225

Section 1.09. Commission Payable to Landlord's Broker (See Article Fourteen). Pursuant to separate agreement.

Section 1.10. Security Deposit. None.

Section 1.11. Vehicle Parking Spaces Allocated to Tenant. Two Hundred Sixty Four (264) vehicle parking spaces at the locations set for in Exhibit "A" attached hereto for Tenant's exclusive use.

Section 1.12. Rent and Other Charges Payable by Tenant.

(a)         Base Rent. Base Rent shall be made per month, plus all applicable rental taxes and privilege taxes, as provided in Section 3.05 and pursuant the following (which amounts (other than for months 1-6) each include an amortized portion of the Tenant Allowance equal to $2.927):

Months 1-6	$0.00 per rentable square feet per year
Months 7-18	$19.897 per rentable square feet per year
Months 19-30	$20.321 per rentable square feet per year
Months 31-42	$20.756 per rentable square feet per year
Months 43-54	$21.202 per rentable square feet per year
Months 55-66	$21.659 per rentable square feet per year
Months 67-78	$22.127 per rentable square feet per year
Months 79-90	$22.607 per rentable square feet per year
Months 91-102	$23.099 per rentable square feet per year
Months 103-114	$23.603 per rentable square feet per year
Months 115-126	$24.120 per rentable square feet per year

(b)        Other Periodic Payments. (i) Real Property Taxes (See Section 4.02); (ii) Common Area Costs (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); and (v) Maintenance, Repairs and Alterations (See Article Six), including all applicable rental and privilege taxes on said Periodic Payments.

Section 1.13. Landlord's Share of Profit on Assignment or Sublease (See Section 9.05). Fifty percent (50%) of the Profit (the "Landlord's Share").

Section 1.14. Riders/Exhibits. The following Riders or Exhibits are attached to and made a part of this Lease (if none, so state):

(a)         Exhibit "A" Diagram of Property with Parking Designated.

(b)         Exhibit "B" Work Letter Agreement.

(c)         Exhibit "C" Building Rules

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term.

Section 2.02. Exempt Property. The definition of Property in Section 1.04 shall exclude any advertising structure positioned on the roof of any building, all antennae, satellite dishes and any other communication equipment and all banners or signs promoting the Property; provided, however, such excluded area and structures on the roof shall not interfere with Tenant's installation or use of the rooftop exhaust fans and satellite dishes (subject to the language at the end of this Section) installed for Tenant's use at the locations shown on the Tenant's Space Plan that is approved by Landlord. Further excluded from the definition of Property is all internal space designed to house mechanical equipment, conduit, wires, HVAC ducting and hookups with any such systems, including all mechanical run areas and casements, which are currently in use or to be used in the future. Provided that Tenant is not in default under this lease, Tenant shall have the right to install, maintain and repair a satellite dish antenna (the "Antenna") on the Building under and subject to the following conditions:

(a)            Tenant shall comply with all applicable rules, laws, regulations and restrictions applicable to the Property and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Property.

(b)            Tenant shall obtain Landlord's prior approval of the location of the Antenna on the Property and of the specifications for the Antenna. If Landlord approves installation of the Antenna on the roof of the Building, Tenant agrees to consult with Landlord's roofing contractor prior to installation and strictly to comply with the roofing contractor's recommendations and requirements. Tenant shall pay all costs incurred by Landlord in connection with the Antenna including without limitation all architectural, engineering, contractors' and legal fees.

(c)              Tenant shall comply with the provisions of Section 6 (Alterations) of this Lease.

(d)             At least 3 business days prior to installation, Tenant shall notify Landlord of the date and time of the installation. Tenant shall install the Antenna only if Landlord is present with Tenant at the installation.

(e)             Tenant shall maintain the Antenna in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Antenna shall be performed at Tenant's sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Property.

(f)              No later than the expiration or sooner termination of the Term, at Tenant's sole expense, Tenant shall remove the Antenna and repair any resulting damage.

(g)             Tenant's indemnification of Landlord pursuant to Section 5.05 of this Lease also applies to the Antenna and Tenant's use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damages or injury caused by or in any way relating to the Antenna, including, but not limited to, damage or injury caused by reason of the Antenna collapsing or being blown from the roof or any other portion of the Property.

Section 2.03. Early Occupancy. If Tenant occupies the Property and commences business operations prior to the scheduled Commencement Date, the Commencement Date herein shall adjust to such earlier date, the Expiration Date shall be adjusted accordingly, and Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease, including the obligation to commence paying Additional Rent; provided that Tenant may not commence business operations until the Tenant Improvements (as defined in the Work Letter Agreement attached as Exhibit "B" hereto) have been completed. If Tenant so requests, Landlord will allow Tenant limited access to the Property to begin installing equipment, fixtures, furniture and cabling and/or to properly coordinate such work with the construction of the Tenant Improvements. Any such access will be subject to Landlord's prior consent in each instance, which consent will not be unreasonably withheld but may be conditioned on Tenant's work not unreasonably interfering with the construction of the Tenant Improvements. Any such use of the Property is also subject to, and Tenant must comply with and observe, all applicable laws, all safety rules and procedures, and all other terms and conditions of this Lease. Except as provided in the first sentence of this Section 2.02, in no event may Tenant conduct business in the Property during such early access period.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all reasonable damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease and any governmental statutes which are applicable to a month-to-month tenancy, but do not conflict with any provision contained in this Lease, except that the Base Rent then in effect shall be increased by one hundred fifty percent (150%).

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Section l.12(a) above for the first month of the Lease Term. On the first day of the first month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

Section 3.02. Option To Renew. At the expiration of the Lease Term, Tenant will have the option of extending the term of the Lease for two (2) additional terms (the "Renewal Options") of five (5) years each (collectively, the "Renewal Terms"); provided, however, that Tenant is not in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of such Renewal Term; and provided, further that Tenant has not been in default (after the expiration of any notice and cure periods) under the Lease more than three (3) times previously. Tenant shall notify Landlord in writing of its intention to exercise any Renewal Option ("Tenant's Notice") not later than nine (9) months prior to expiration of the Lease Term or first renewal period, as the case may be. Any termination of the Lease shall result in automatic termination of the Renewal Options herein. The Renewal Terms shall be upon all of the terms and conditions of this Lease, except that the following rights and obligations of Tenant during the original Lease Term of this Lease shall not apply during any Renewal Term: (a) any right to rent-free or abated rent possession; (b) any right to further extension of the term of the Lease beyond the Renewal Terms set forth herein above; (c) any right to an additional Tenant Improvement Allowance during the Renewal Terms, and (d) any right to continue to pay the same Base Rent. The Base Rent for the Renewal Term shall be at Fair Market Value. Landlord shall provide Tenant with written notice of its proposed determination of Fair Market Value for the Property within thirty (30) days after receipt of Tenant's Notice. The parties shall have forty-five (45) days after Landlord has provided Tenant with Landlord's proposed determination of Fair Market Value for the Property in order to agree on the Base Rent during such extended term. If the parties fail to agree on the Base Rent for such extended term during that period, then (i) either party may elect to terminate this Lease at the end of the applicable term or (ii) the parties may agree to determine the Fair Market Rental through an appraisal. In the event the parties elect to establish the Fair Market Rental through an appraisal process, Landlord and Tenant shall each appoint one appraiser within thirty (30) days thereafter; provided, however, that if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Fair Market Rental. If two (2) appraisers are designated, then they shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Fair Market Rental. Landlord and Tenant intend that the "Fair Market Rental" shall be deemed to be the rentable square feet of industrial space that is then being charged for industrial space located in industrial buildings in the vicinity of and involving the use of the Property that are comparable in quality and offer similar amenities to the Property and involving arms length, new leases with similar terms and conditions, taking into account the savings to the Landlord in putting a new tenant into possession of the Property and all concessions offered in such other arms length new leases in the market (including without limitation free rent, tenant improvement allowances, leasing commissions, and moving allowances). The spaces used for comparison shall be comparable in size, quality and design to the Property, and such spaces used for comparison shall be comparable to the Property with respect to their location within such buildings, the quality and quantity of tenant improvements installed at each landlord's expense, and the financial strength of Tenant. Should the two appraisers be unable to agree within said thirty (30) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one (1) additional person as appraiser within five (5) days following the expiration of said thirty (30) day period; provided however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Rental shall equal the average of the two (2) appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that the presiding Judge of the Maricopa County Superior Court appoint such third appraiser. In the event a third appraiser is appointed, the Fair Market Rental shall be equal to the average of the two (2) written appraisals which are closest, and third (3rd) appraisal shall be disregarded. Each party shall bear the costs of the appraiser appointed by it. If three (3) appraisers are appointed, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is (i) an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with MM designation) and unless he or she has at least five (5) years experience as an appraiser in Maricopa County, or (ii) a real estate broker with at least ten (10) years experience in leasing of commercial industrial space in the vicinity of the Property. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant. In the event that the Fair Market Rental is not established before the commencement of the extended term, Tenant shall continue to pay the Base Rent in effect as of the end of the original term; when the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the extended term, and Tenant shall pay Landlord any deficiency with in thirty (30) days after the establishment of the new Base Rent. If Tenant has overpaid the Base Rent during such period, such overpayment shall be, at the election of Tenant, either offset against rent thereafter coming due or refunded by Landlord to Tenant. Notwithstanding the foregoing, if either Landlord or Tenant is not satisfied with the Fair Market Rental determined by the appraisal process, such party may elect to terminate this Lease at the end of the applicable term by providing written notice to the other party within ten (10) days after the Fair Market Rent is determined by the appraiser(s).

Section 3.03. Intentionally Deleted.

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

Section 3.05. Rental/Privilege Taxes. Tenant shall pay Landlord any and all privilege, commercial rental tax, transactional, excise or other taxes (not including Landlord's income taxes) imposed or levied by any taxing authority against Landlord for, or on Landlord's right to receive or the receipt by Landlord of, Base Rent, Additional Rent and any other charges or sums payable by Tenant under this Lease, said taxes to be paid and due at the time provided for payment of said Base Rent, Additional Rent or other sums or charges by Tenant. Upon collection of such amounts, Landlord shall timely pay such taxes.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent. Additional Rent shall be payable upon the Commencement Date. During the first six (6) months of this Lease (i.e., the period of time in which no Base Rent is due and payable), Additional Rent shall be due and payable on the first day of each calendar month.

Section 4.02. Property Taxes.

(a)         Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

(b)         Definition of "Real Property Tax." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

(c)         Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Section 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Tenant shall have the right to review the method of calculation for Tenant's share of real property tax, and Landlord, upon request by Tenant, shall make available to Tenant the methods and calculations for such determination. If Tenant disagrees with Landlord's above determination, such dispute will be resolved according to the arbitration provisions set forth below.

(d)         Personal Property Taxes.

(i)         Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use Tenant's best efforts to have personal property taxed separately from the Property.

(ii)         If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e)        Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The deposit shall be applied to the real property taxes due, as determined at such proceedings.

Section 4.03. Common Areas; Use, Maintenance and Costs.

(a)         Common Areas. As used in this Lease, "Common Areas" shall mean all areas which are available for the common use of tenants of the Cotton Center Park, including Tenant, and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Except in an emergency, Landlord shall provide reasonable advance written notice to Tenant of any such activities and shall in no event materially impair ingress and egress to the Property unless such impairment is required by applicable law.

(i)          Liberty Cotton Center. The Leased Premises is located within a business park known as the Liberty Cotton Center ("Liberty Cotton Center"). Tenant, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, successors, tenants, visitors, and others, shall have the nonexclusive right to use all drives, sidewalks and other common facilities and areas (collectively, the "Liberty Common Areas") located within Liberty Cotton Center, including the right of ingress and egress to 44th Street, jointly with Landlord, other owners, tenants and occupants therein, and their respective agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others. Landlord represents and warrants that it has the legal right and authority to grant such rights to use the Liberty Common Areas to Tenant. Tenants, its agent, representatives, licensees, or employees shall not use any of the Liberty Common Areas in a manner which obstructs or interferes with the reasonable use thereof by others.

(ii)         Cotton Center Park. Liberty Cotton Center is a business park within a larger business park known as The Cotton Center (the "Cotton Center Park"). Tenant, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, successors, tenants, visitors, and others, shall also have the nonexclusive right to use all drives, sidewalks and other common areas and facilities (collectively, the "Cotton Center Common Areas") located within Cotton Center Park, jointly with Landlord, other owners, tenants and occupants therein, and their respective agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others. Landlord represents and warrants that it has the legal right and authority to grant such rights to use the Cotton Center Common Areas to Tenant. Tenant, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors, and others, shall not use any of the Cotton Center Common Areas in a manner which obstructs or interferes with the reasonable use thereof by others.

(b)         Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may temporarily close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve Cotton Center Park or Liberty Cotton Center. Landlord shall provide Tenant with five (5) days prior written notice of all anticipated closures of the Common Area, along with the estimated time period Landlord expects such closure to continue. However, in emergency situations, Landlord shall provide the foregoing notice as soon as reasonably possible. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

(c)         Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Property allocated to Tenant in Section 1.11 of the Lease, at the locations designated on the Diagram of the Property attached hereto as Exhibit "A," without paying any additional rent. Of the allocated parking spaces, Landlord agrees that one hundred (100) of such parking spaces shall be covered and lit spaces, the location of such spaces of which will be mutually agreed upon by Tenant and Landlord and which improvements shall occur prior to the Commencement Date. Tenant's parking shall be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within Cotton Center Park or on the adjacent public streets. Temporary parking of large delivery vehicles in Cotton Center Park may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a breach of this Lease, unless prior written consent for such parking is given by Landlord. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle. A breach shall not be deemed to occur under this Section unless written notice to Tenant of such violation is given. Notwithstanding the foregoing, no more than two (2) written notices shall be required during any twelve (12) calendar months for such matter to be a breach. Tenant shall be entitled to install covered parking at its sole cost and expense, provided Tenant complies with all applicable rules, laws, regulations and restrictions applicable to the Property and such improvements, and subject to the requirements in Section 6.05 below.

(d)          Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and while in control of the Association applicable to the Property, shall operate Liberty Cotton Center, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas; any and all Association fees, assessments due and charges for any Owner's Association covering Cotton Center Park; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; a reasonable allowance to Landlord for Landlord's supervision and management of the Common Areas and the real property of Landlord upon which the Property is located, not to exceed three percent (3%) of the total of the gross Base Rent and the gross Additional Rent of the Property for the calendar year; and all Common Area improvements. Notwithstanding the foregoing, the cost of any replacement (as opposed to repairs) of the roof of the Building shall be amortized (with interest determined at the prevailing loan rate available to Landlord) on a straight-line basis over the useful life the replacement in accordance with generally accepted accounting principles, consistently applied. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

(e)         Tenant's Share and Payment. Tenant shall pay as Additional Rent, Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Building, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of all buildings which are leased or held for lease by tenants, as of the date on which the computation is made. Any changes in the Common Area costs and/or the aggregate area of the Property leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered, and at the request of Landlord, payable in monthly intervals to Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Landlord shall use its best efforts to effect an equitable preparation of bills of services rendered to the building and to any other property owned by Landlord. Landlord agrees to keep, books and records showing the Operating Expenses in accordance with generally accepted accounting principles consistently maintained on a year-to-year basis. Tenant, at its cost, may examine and audit the books and records of Landlord pertaining to the Common Area Operating Expenses for the current or previous years of the Lease Term or Renewal Term for the purposes of verifying that such expenses were paid, the amounts thereof and the accuracy of Landlord's annual accounting and Tenant's pro rata share required herein. Any overpayment or underpayment of Tenant's allocable share of Common Area Operating Expenses correctly shown by such audit shall be promptly reconciled by a payment equal to the amount thereof by Landlord to Tenant, or by Tenant to Landlord, as the case may be. If the results of such audit correctly show that Tenant's allocable share has been overpaid by five percent (5%) or more, Landlord shall promptly reimburse Tenant for the reasonable cost of such audit in addition to the amount overpaid. Not more than one such audit shall be conducted by Tenant for each calendar year during the term hereof If at any time during the Lease Term or Renewal Term Landlord discovers Landlord has failed to include any item(s) that are appropriate Common Area Operating Expenses under this Section during the current or previous years, Tenant shall be obligated to promptly pay such deficient amount following notification of such matter.

(f)          Utilities. Tenant shall pay directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Tenant shall have the right to review the method of calculation for Tenant's pro-rata share of utilities, and Landlord, upon request by Tenant, shall make available to Tenant the methods, calculations, and billings for such determination. If Tenant disagrees with Landlord's above determination, such dispute will be resolved according to the arbitration provisions set forth below.

Section 4.04. Insurance Policies.

(a)         Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence. The liability insurance obtained by Tenant under this Section 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence or other acts or failure to act where a duty to act exists on the part of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)         Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property and Common Areas in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or Building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus to the extent available and deemed appropriate by Landlord, the Additional Rent, including without limitation, estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance covering damage to the Property or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000) per occurrence. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c)         Payment of Premiums. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Section 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Section 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d)         General Insurance Provisions.

(i)          Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than fifteen (15) days' written notice prior to any cancellation or modification of such coverage.

(ii)         If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.

(iii)        Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-8 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv)       Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due following written demand by Landlord to Tenant, Tenant shall immediately pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06. Interest on Past Due Obligations. If Landlord does not receive any rent payment within ten (10) days after it becomes due following written demand by Landlord to Tenant and a five (5) business day opportunity to cure, and Landlord has provided such notice two (2) times during any twelve (12) calendar months, any such amount shall bear interest at the rate of eight percent (8%) per annum from the due date of such amount and the Tenant shall immediately pay to Landlord such interest. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Landlord does not receive any rent payment within ten (10) days after it becomes due following written demand by Landlord to Tenant and a five (5) business day opportunity to cure, and Landlord has provided such notice two (2) times in any twelve (12) calendar months Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant monetarily defaults under this Lease, Landlord may apply any funds in the impound account to any monetary obligation then due under this Lease.

Section 4.08. Building Security. Tenant, at Tenant's sole cost and expense, shall provide for the security of the Property. Tenant acknowledges that Landlord shall not be liable for any damage, injury or loss suffered by Tenant or Tenant's employees, agents, contractors or invitees arising from the inadequacy or failure of any Property security measures, unless caused by Landlord's actions, omissions, intentional misconduct or gross negligence.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above. Except to the extent such rules contradict any express term in this Lease, Tenant agrees to comply with the building rules attached to this Lease as Exhibit "C" as they may be amended from time to time; provided, that any such amendments shall not be imposed in a discriminatory manner to Tenant.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance (including but not limited to zoning ordinances) or governmental regulation or order, which unreasonably annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant's use of the Property shall be subject to and shall not violate any applicable CC&R's or other restrictions of record. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Other than Hazardous Materials used in the ordinary course of Tenant's business, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord; provided however, Tenant shall be allowed to store and use nominal amounts of commercially available cleaning products without the consent of Landlord. Tenant shall provide Landlord with ten (10) days advance written notice, setting forth an itemization of all such Hazardous Materials, with a detailed description thereof, and the intended volume, location and use of such Materials at the Property, prior to the use or allowance of any cleaning products or any other products, materials or substances which are Hazardous Materials as defined above or which have or may have adverse affects on the environment or the health and safety of persons. Landlord shall be entitled to take into account such other factors or facts as Landlord deems to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material not used in the ordinary course of Tenant's business. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in or on the Property.

To the extent Tenant stores and uses any Hazardous Materials in or about the Property in accordance with the provisions of Section 5.03, Tenant shall be obligated to provide Landlord with a Phase I Environmental Report prepared in accordance with current ASTM standards or such other appropriate environmental review that relates to the actual Hazardous Materials stored, generated, or used by Tenant at the Property. The Phase I Environmental Report, addressed and certified to Landlord and Landlord's lender, if any, shall be dated as of the date Tenant vacates the Property. Tenant shall bear the cost of the Phase I Environmental Report and shall also be responsible for any and all costs, penalties and fines incurred for any environmental contamination and subsequent remediation at the Property. Should Tenant fail to timely deliver to Landlord the foregoing Report, Landlord may cause a Phase I Environmental Report to be prepared to like effect and Tenant shall be liable to Landlord for the actual cost of said Report. Should the Report provided by either Landlord or Tenant state that a hazardous condition exists in or on the Property or that the Property cannot be used or leased in a hazard-free condition (unless the hazardous condition existed prior to the Commencement Date under the Lease), to the extent Tenant caused such condition, Tenant shall forthwith cause the hazardous condition to be fully corrected at Tenant's expense. In addition, to the extent Tenant caused such condition Tenant shall be required to pay to Landlord monthly, on or before the first day of each month, an amount equal to the Base Rent and Additional Rent in the highest amount due under the Lease for the last year of the Lease Term, for any period following expiration of the Lease Term until the Property is restored to a hazard free condition. This requirement shall not be construed as an extension of an expired or terminated Lease, but solely as damages to Landlord due to such hazardous condition(s) existing at the Property which prevent Landlord from re-leasing the Property. Tenant, following such expiration or termination of this Lease, shall be allowed access to the Property, only to the extent necessary to remove or otherwise correct any hazardous condition, and shall conduct no gainful business activity whatsoever at said Property. The provisions of this Section 5.03 shall survive the expiration or any termination of this Lease.

Section 5.04. Signs and Auctions. Subject to Section 6.05, Tenant shall not place any exterior signs on the Property without Landlord's prior written consent, which shall not be unreasonably withheld. All signage shall be in compliance with all applicable laws and ordinances and all signage criteria of Landlord which will be provided to Tenant upon request thereof. To the extent or in the event Landlord erects a monument sign at or near the entrances to the Property, Tenant shall be entitled to a pro rata share of such signage. Tenant shall not conduct or permit any auctions or sheriffs sales at the Property. Notwithstanding the foregoing, Tenant shall have the exclusive right to building signage permitted on the Building.

Section 5.05. Indemnity. Except for claims arising out of or caused by Landlord's gross negligence, or willful misconduct, Tenant shall indemnify Landlord against and hold Landlord harmless from any and all reasonable costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any material misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for all reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any claims caused by Tenant or its employees and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, officers and directors, if applicable.

Section 5.06. Landlord's Access. Landlord or its agents may enter the Property during business hours, except in an emergency (a) during the last six (6) months of the Lease Term to show the Property to potential buyers, investors or tenants or other parties, (b) to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material, or (c) for any other purpose Landlord deems reasonably necessary. Landlord shall give Tenant Forty-eight (48) hours prior written notice of such entry, except in the case of an emergency. However, Landlord agrees that access to certain areas of the Property may be restricted in order to comply with applicable governmental laws, rules and regulations concerning Tenant's operations therein and that in the case of every entry, Landlord shall be accompanied by a representative designated by Tenant and Landlord agrees that it shall abide by all health and safety requirements during such entry, including wearing protective gear, if necessary. During the last six (6) months of the Lease Term, Landlord may place customary "For Sale" or "For Lease" signs on the Property.

Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business ( or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of Cotton Center Park, or from other sources or places; or (d) any act or omission of any other tenant of Cotton Center Park. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

Section 6.03. Landlord's Obligations. Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary), sidewalks and parking lots, and all Common Area components of electrical and plumbing, Landlord shall not be obligated to maintain or repair windows, doors, plate glass, the interior surfaces of exterior walls, or any improvements installed by Tenant. Landlord shall maintain the Property in an attractive, first class and fully operative condition under this Section 6.03 and shall make or commence repairs within thirty (30) days after receipt of written notice from Tenant of the need for such repairs. In the event Landlord does not timely make such repairs, Tenant may make such repairs and collect such amounts from Landlord in accordance with the arbitration provisions set forth below. Prior to the Commencement Date, Landlord covenants to install, at its sole expense, up to approximately 1,000 square feet of new windows on the first floor of the Building, the quality being at least equivalent to the windows being replaced. As to Tenant's office space in the Property, Landlord shall use commercially reasonable efforts to not materially affect Tenant's use of the Property during repairs, maintenance and building or construction activity. As to Tenant's laboratory areas and Landlord's work or activities which could reasonably be expected to impact Tenant's laboratory business, Landlord shall not perform any proposed repairs, maintenance or building or construction activities, including but not limited to cutting off electricity, utilities, water, drainage capacity, HVAC or plumbing, or disrupting ingress or egress through the rear or the front entrances, or performing work which would reasonably be expected to result in ground vibrations at the Property that would interfere with such laboratory business, without giving Tenant not less than seventy two (72) hours advanced written notice (except in the case of an emergency) so that Tenant can take appropriate advance action where possible to avoid damage to equipment, protect lab samples, and protect laboratory tests being performed.

Section 6.04. Tenant's Obligations.

(a)         Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b)         Landlord shall provide electric capacity of not less than 1600 amps to Tenant, such service to be made available at the exterior wall entry point of the Building wherein the Property is located, and shall provide any necessary maintenance or replacement thereof when required. Tenant shall be responsible to obtain electrical service from the power provider of its choice, and Landlord shall not be responsible for interruptions in such service. Tenant shall be responsible for and provide distribution of the power and electrical service from the entry point of the Building to the areas required for use thereof by Tenant, and Tenant shall be responsible for all repairs, maintenance and replacement of such electrical service and related equipment from the point of entry at the Building during the Lease Term. The foregoing responsibilities of Tenant shall include payment for the cost and expense of installation and any repairs, replacements, or upgrades, of such power and electrical service from said entry point to the remainder of the Building used or occupied by Tenant and all costs related to installing and causing service to commence, including payment of any security deposits required by any utility company serving the Property.

(c)        If Tenant installs any rubberized, non-breathable or similar flooring at the Property, Tenant shall provide and be responsible for sealcoating and installation of moisture barriers required for any such flooring, all in accordance with all specifications of the provider of such flooring or sealcoating, sufficient as necessary to prevent moisture and liquids from leaking or seeping underneath the flooring and sealcoating and sufficient to prevent any bubbling, blisters, separation or other conditions resulting from water or liquid below the flooring installed by Tenant or within the concrete floor, and from any and all damages occurring by reason thereof. It shall be Tenant's responsibility and obligation to install, maintain, repair or replace such flooring and sealcoating in order to meet the foregoing requirements, and Tenant shall pay all costs and expenses for such installation, maintenance, repair or replacement thereof. Tenant shall make its own inspection of and inquiry regarding the concrete floor at the Property, and as to any flooring and any sealcoating which exists at the Property, whether provided by Landlord or a prior Tenant, and Tenant hereby waives and relinquishes any claims against or liability of Landlord as to such flooring and sealcoating, or any damages or losses occurring by reason of any defect in, or inadequacy of, such flooring and any sealcoating, including, without limitation, any right or claim against Landlord for repair, maintenance or replacement thereof during the Lease Term. Nothing is this subsection shall be deemed to waive any claims against the Landlord arising out of or caused by Landlord's gross negligence or willful misconduct. Tenant shall make such tests and investigation as Tenant deems necessary prior to execution of this Lease, to determine and satisfy Tenant as to the condition of said flooring and any sealcoating.

(d)         Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, if Tenant has failed to cure such issue within ten (10) days after written notice from Landlord to Tenant (except that no prior notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In the event of an emergency, Landlord shall notify Tenant as soon as reasonably possible. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a)        After the Tenant Improvements are constructed, Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, which consent shall not to be unreasonably withheld, conditioned, or delayed, except for non-structural alterations which do not cumulatively exceed a total cost of Fifty Thousand Dollars ($50,000.00) over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with applicable laws and regulations, and by a licensed contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials including appropriate lien releases. Landlord shall have no responsibility or liability for any death or injury to persons, including but not limited to Tenant, Tenant's officers, directors, members, employees, personnel, contractors, invitees and/or any third persons in or upon the real property of Landlord, or for damage to property caused by alterations, additions or improvements made to the Property by Tenant, whether or not made pursuant to Landlord's prior written consent as required herein, and Tenant hereby indemnifies Landlord against any such liability, obligation, cost or expense arising therefrom.

(b)         Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

(c)        Tenant shall not make any alterations, additions, or improvements to the Property, including but not limited to mezzanines, storage areas or any other structure, which increase or add to the usable square footage of the Property. Tenant is hereby informed that the construction of any such structure or addition which increases the usable square footage is strictly prohibited and shall be deemed a material breach of this Lease.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property and all alterations, additions and improvements to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease; provided, however, Tenant shall be responsible for and obligated to, at the cost of Tenant, remedy any bubbling, blistering, leakage and separation occurring with respect to any flooring and any sealcoating so as to deliver and surrender the Property upon termination of the Lease to Landlord in good repair and condition. At the termination of the Lease, Tenant shall not be required to remove any flooring and sealcoating from the Property. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition; provided, however that the office space on the Property shall only be required to be returned to its condition existing on the Commencement Date; and provided, further that the laboratory space on the Property shall only be required to be returned to the equivalent of office space, including the removal of all alterations, additions, improvements (whether or not made with Landlord's consent) and non-office related laboratory equipment and plumbing, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property provided all obligations of Tenant have been fully met and satisfied hereunder. Any trade fixture, machinery or equipment that has been bolted, wired or otherwise attached to the Building by ventilation which was paid for with the Tenant Allowance pursuant to the Work Letter Agreement, shall be deemed fixtures to the Building and shall remain at the Property following termination hereof, unless Tenant has fully performed all of its obligations hereunder. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following machinery or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations. Except as provided herein to the contrary, Tenant shall not be obligated to remove any improvements installed as part of the original Tenant Improvements pursuant to the Work Letter Agreement.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a)         Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (meaning, less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

(b)         If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage and the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property to the condition that existed prior to such damage. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

(c)         If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (meaning, the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, for any award available to Tenant under Arizona law so long as such award does not reduce the amount available to Landlord; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership or limited liability company, any cumulative transfer of more than twenty percent (20%) of the partnership or membership interests shall require Landlord's consent. If Tenant is a corporation, upon any change in the ownership of a controlling interest of the voting stock of the corporation, Tenant shall immediately notify Landlord, in writing, of such change in ownership.

Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"), including, without limitation, Caris MPI, Inc. and Caris Diagnostics, Inc. In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

Section 9.04. Intentionally Omitted.

Section 9.05. Landlord's Consent.

(a)        Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant.

(b)         If Tenant assigns or subleases to other than a Tenant Affiliate, the following shall apply:

(i)         Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii)         Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Section 9.05(b) shall be a material default of the Lease.

Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a)         If Tenant fails to pay rent or any other charge when due within ten (10) days after written notice provided that no more than two (2) written notices shall be required during any 12 calendar month period;

(b)         If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such cure period if Tenant's failure to perform constitutes a non-curable breach of this Lease (e.g., a transfer in violation of Article Nine above). The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(c)         (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) are not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (unless notice is required as set forth in this Lease or as required under Arizona law) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)         Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any reasonable costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of eight percent (8%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b). Notwithstanding the above language in this Section, nothing shall waive, impact, or ameliorate Landlord's duty to mitigate its damages.

(b)          Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease including the right to recover the rent as it becomes due;

(c)         Pursue recovery of any damages, including but not limited to rent or any other charges due and owing to Landlord under this Lease, against any property, real or personal, subject to a security interest, mortgage, pledge, landlord's lien or other lien of Landlord provided by statute or provided for under the terms of this Lease in favor of Landlord against the property of the Tenant; and/or

(d)         Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04.    Intentionally Deleted.

Section 10.05.  Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent, Additional Rent and other charges payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06.    Abandonment. Any trade fixtures, Tenant alternations and personal property not removed by Tenant or its secured lender with ten (10) days from the termination or expiration of this Lease shall be deemed abandoned, and such items may, in any manner Landlord's deems appropriate, in its sole discretion, be removed, destroyed and disposed of by Landlord at Tenant's expense. Tenant waives all claims against Landlord for any damages resulting from Landlord's retention, destruction and disposition of such property.

Section 10.07.    Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.08.    Landlord Default and Tenant's Remedies. In the event Landlord defaults in payments or performance of its obligations hereunder, Tenant shall provide written notice to Landlord with opportunity to cure within thirty (30) days thereafter. Landlord shall not be deemed to be in default hereunder if Landlord cures such default during the foregoing thirty (30) day period or if such non-performance requires more than thirty (30) days to cure, Landlord shall commence curing the default within such thirty (30) day period and thereafter diligently pursue said cure completion. To the extent Landlord fails to cure any default as set forth in this Section 10.08, Tenant shall not be entitled to withhold Rent hereunder, but Tenant shall be entitled to undertake a claim relative to such default against Landlord in accordance with the arbitration provisions set forth below.

ARTICLE ELEVEN: PROTECTION OF LENDERS/ASSOCIATIONS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof, any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, and any commercially reasonable covenants, conditions or restrictions to which the Property is subject by Landlord. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as Landlord or such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed superior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. In connection with any required subordination, Landlord shall cause any mortgagee or beneficiary under a deed of trust to not disturb Tenant, and Landlord shall deliver to Tenant a commercially reasonable Non-Disturbance agreement at the time of any such encumbrance.

Section 11.02.   Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

Section 11.03.   Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04.    Estoppel Certificates.

(a)         Upon either party's written request, the party to which the request is directed shall execute, acknowledge and deliver to the requesting party a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that the requested party is not in default under this Lease (or, if the requested party is claimed to be in default, stating why); and (v) such other representations or information with respect to the requested party or the Lease as the requesting party may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. The requested party shall deliver such statement to the requesting party within ten (10) days after the requesting party's request. Landlord may give any such statement by the requested party to any prospective purchaser or encumbrancer of the Property and such purchaser or encumbrancer, as well as Landlord, may rely conclusively upon such statement as true and correct. Tenant may give any such statement by the requested party to any third party that has reason to rely upon such statement, and such third party, as well was Tenant, may rely conclusively upon such statement as true and correct.

(b)         If the requested party does not deliver such statement to requesting party within such ten (10) day period, the requesting party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the requesting party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by requesting party; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that the requesting party is not in default under the Lease. In such event, the requested party shall be estopped from denying the truth of such facts.

Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01.    Arbitration. The parties shall endeavor in good faith to promptly resolve disputes hereunder or need for interpretation of any portion of this Lease (the "Claim") by direct negotiations between executives who have authority to settle the matter. Such negotiations shall be conducted in the spirit of collaboration and compromise to avoid more extreme dispute resolution procedures and at the same time approximating satisfaction of the mutual interests of the parties. Any party may give the other notice of dispute not resolved in the normal course of business. Within five (5) days after delivery of the notice of dispute, the executives of both parties shall meet at a mutually acceptable time and place, telephonically or in person, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. A party may elect, upon five (5) days notice, after the initial meeting (or attempted meeting if the initial meeting has not occurred because the other party has failed to attend the initial meeting) to proceed with binding arbitration of the dispute. The arbitration process shall be as follows:

(a)          Initiation of Arbitration. In order to initiate an arbitration hereunder, the party wishing to make a claim (the "Initiator") shall give a written notice of demand for arbitration hereunder (the "Initial Notice") to the other party (the "Respondent") and provide the name of the "Initial Arbitrator" (as hereinafter defined).

(b)          Initial Notice. To be valid the Initial Notice must include the following: (i)  a short statement of the claim, including the elements of the claim, cause and effect; (ii) a proposed resolution (the "Initial Resolution") of the claim involved; (iii) the name of the arbitrator proposed by the Initiator (the "Initial Arbitrator"); (iv) the address, phone number and facsimile information of both the Initiator and the Initial Arbitrator; (v) the date of the Initial Notice; and (vi) the signature of the Initiator. The Initial Notice may include other matters as shall be deemed appropriate by the Initiator, but it may not contain any conditions to the effectiveness of the Initial Notice nor any other matter which affects the validity of the Initial Notice.

(c)         Response. The Respondent is bound to respond to the Initial Notice in writing within ten (10) business days of the Initial Notice (the "Response") or suffer the consequences as hereinafter defined. If the Respondent fails to timely respond with a valid Response, the Initial Resolution shall become effective as an arbitration award hereunder. A valid Response must be one of the following described below: (i) a Second Arbitrator; (ii) Disputation of the Initial Resolution; or (iii) Acceptance.

(i)         Second Arbitrator. If the Respondent wishes to dispute the Initial Resolution and/or precipitate a panel of three arbitrators (Respondent may elect to use the Initial Arbitrator), the Respondent must timely deliver a written notice (the "Second Notice") to the Initiator and the Initial Arbitrator, which to be valid, must include the following: (a) a short statement of the response, including the factual disputes with the Initial Notice, other facts supporting the Respondents position; (b) a proposed resolution ("Second Resolution") of the claim, such as alternative amounts of payment, disbursements or damages or alternative resolutions of the claim; (c) the name of the arbitrator proposed by the Respondent (the "Second Arbitrator") if desired; (d) the address, phone number and facsimile information of both the Respondent and the Second Arbitrator; (e) the date of the Response; and (f) the signature of the Respondent. The Response may include other matters as shall be deemed appropriate by the Respondent, but it may not contain any conditions to the effectiveness of the Response nor any other matter which affects the validity of the Response. If a valid Second Arbitrator notice is timely given, the Second Arbitrator and the Initial Arbitrator shall meet and agree on a third arbitrator; if they do not or cannot within ten (10) days following the Response, then the Initiator, the Respondent and/or either Arbitrator may request to have the Maricopa County Superior Court name the third arbitrator. Upon completing the panel of arbitrators, the panel shall begin the arbitration process to ascertain information to make its award. The Arbitrators shall make an award of either the Initial Resolution or the Second Resolution.

(ii) Disputation of Initial Resolution. The Respondent may choose to only dispute the Initial Resolution. If the Respondent selects this alternative, the Respondent must timely file a Response including the following: (a) a short statement of the response, including the factual disputes with the Initial Notice and other facts supporting the Respondents position; (b) a proposed resolution (the "Second Resolution") of the claims, such as alternative amounts of damages, disbursements or alternative resolutions of the claims; (c) the address, phone number and facsimile information of the Respondent; (d) the date of the Response; and (e) the signature of the Respondent. The Response may include other matters as shall be deemed appropriate by the Respondent, including claims of the Respondent, but it may not contain any conditions to the effectiveness of the Response nor any other matter which affects the validity of the Response. If the Response does not name the Second Arbitrator, the Initial Arbitrator shall make the award as it deems appropriate in view of the facts as it determines them to be.

(iii) Acceptance. If the Respondent fails to timely give a valid notice of Second Arbitrator or Disputation, or if the Respondent gives notice of Acceptance of the Initial Resolution, then it may be implemented and acted upon by both parties hereto.

(d) Counterclaim. The Respondent may include a Counterclaim in the Response. If the Respondent makes a Counterclaim, the Initiator shall be obligated to respond in the same time and in the same fashion as the Respondent, except that the Initial Arbitrator shall be the Initiator's arbitrator for both the initial claim and the counterclaim.

(e) Arbitration Costs. In the absence of an award of arbitration costs hereunder, the costs of the arbitration shall be divided equally between the parties hereto. The arbitrator shall award reasonable attorneys fees and costs to the successful party.

(f) Scope of Arbitration. Arbitration may be invoked for all claims relating in any manner to this Lease except for Landlord's rights under Arizona law to proceed with forcible detainer or eviction actions. The award of the arbitration shall be enforceable in courts of competent jurisdiction.

Section 12.02.   Legal Proceedings. Tenant shall indemnify Landlord against and hold Landlord harmless from all reasonable costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or ( d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs Landlord incurs in any such claim or action.

Section 12.03.    Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees, not to exceed $2,500 per request, incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:     MISCELLANEOUS PROVISIONS

Section 13.01.  Periodic Rental Activity Updates. From the date of the execution of this Lease through and including six (6) months thereafter, Landlord agrees to provide Joe Ellison and Scott T. Collier, managing director of Jones Lang LaSalle, periodic rental activity updates, summarizing the general status of negotiations with prospective tenants for vacant space within Liberty Cotton Center, subject to Jones Lang LaSalle entering into a confidentiality agreement satisfactory to Landlord in its sole discretion.

Section 13.02.    Intentionally Deleted.

Section 13.03.    Intentionally Deleted.

Section 13.04.    Landlord's Liability; Certain Duties.

(a)         As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)         Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(c)         Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.05.   Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.06.   Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, unless otherwise stated the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

Section 13.07.   Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All of the agreements, conditions, covenants, terms, warranties and provisions of the Lease relating to the Property are expressly contained in this Lease, and none shall be implied. Tenant acknowledges and agrees that no prior information provided or statement made by the Landlord or its agents have in any way induced Tenant to enter into this Lease. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.08.         Notices. All notices required or permitted under this Lease or otherwise given between Landlord and Tenant shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or nationally recognized overnight delivery service. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, with a copy to Tenant's counsel at:

TENANT'S COUNSEL:

Ballard Spahr Andrews & Ingersoll

3300 North Central Avenue

Suite 1800

Phoenix, Arizona 85012

Attn: Jeffrey Pitcher, Esq.

Notices to Landlord shall be delivered to the address specified in Section 1.02 above, with a copy to Landlord's counsel at:

LANDLORD'S COUNSEL:

Quarles & Brady LLC

Two North Central Avenue

Phoenix, Arizona 85004

Attn: Scott M. Berg, Esq.

All notices shall be effective upon delivery. Except as provided above for notice to Tenant at the Property, either party may change its notice address upon written notice to the other party.

Section 13.09.   Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.10.   No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.11.   Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.12.   Corporate Authority; Partnership Authority; Limited Liability Company Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership. If Tenant is a limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a member of the limited liability company, that he or it has full authority to sign for the limited liability company and that this Lease binds the limited liability company and all members of the limited liability company. Tenant shall give written notice to Landlord of any member's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's members authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. Any such entity acting as Tenant's Guarantor under this Lease shall deliver to Landlord a certified copy of a resolution from either the Guarantor's Board of Directors, general partners or members authorizing the execution of the Guaranty or other evidence of such authority reasonably acceptable to Landlord.

Section 13.13.   Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.14.   Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.15.   Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.16.   Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 13.17.   Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's and Tenants brokers named in Section 1.08 above (collectively, the "Broker"), in accordance with the separate agreement between Landlord and such Broker for services rendered to Landlord by Broker in this transaction. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Broker.

Section 13.18.  Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make any commission payments to Broker if required of Landlord under this Article Thirteen, to the extent same has not been previously paid. If Broker shall bring a legal action to enforce or declare rights under this provision, the prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action.

Section 13.19.   No Blocked Persons. Landlord nor Tenant nor any of their affiliates, officers, directors, partners or members is an entity or person (or to Landlord's and Tenant's knowledge, owned or controlled by an entity or person) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 ("EO13224"), whose name appears on the United States Treasury Department's Office of Foreign Assets Control most current list of "Specifically Designated National and Blocked Persons" who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224 or who is otherwise affiliated with any entity or person listed above.

ARTICLE FOURTEEN: SIGNATURES

Section 14.01.  Counterparts/Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Facsimile signatures on this Agreement shall be deemed binding the same as original signatures, and upon and execution and forwarding of this Agreement by facsimile, the parties so forwarding shall immediately mail the original signed document to said other party.

Section 14.02.   IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

Signed on August 19, 2009, at 11 a.m.	"LANDLORD"

LIBERTY COTTON CENTER, LLC				LIBERTY COTTON CENTER, LLC

By:	Liberty Cotton Center II, LLC, its sole Member			By:	Liberty Cotton Center II, LLC, its sole Member
	By:	Liberty Property Limited Partnership, its sole Member			By:	Liberty Property Limited Partnership, its sole Member
		By:	Liberty Property Trust, Sole General Partner			By:	Liberty Property Trust, Sole General Partner

By:	/s/ Michael T. Hagan	By:	/s/ Robert Goldschmidt
Name:	Michael T. Hagan	Name:	Robert Goldschmidt
Title:	Chief Investment Officer	Title:	Senior Vice President, & Regional Director

Signed on August 12, 2009, at 5 p.m.	"TENANT"

CDX HOLDINGS, INC., a Delaware corporation

By:	/s/ Laurie Johansen
Name:	Laurie Johansen
Its:	Vice Chairman

EXHIBIT "A"

DIAGRAM OF PROPERTY WITH PARKING INDICATED

EXHIBIT "B"

WORK LETTER AGREEMENT

The undersigned Landlord and Tenant are executing concurrently with this Work Letter Agreement, a written Industrial Real Estate Lease (the "Lease") covering those certain premises more particularly described in Section 1.04 of the Lease, (hereinafter referred to as "Premises"), commonly known as Liberty Cotton Center -Building 16.

1.            Representatives

Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at anytime with three (3) days prior written notice to the other party.

Tenant's Representative:	Joe Ellison
Senior Vice President -
Human Resources & Administration
8400 Esters Boulevard
Irving, Texas 75063
Phone: [***]

Landlord's Representative:	Jim Schow
Liberty Property Trust
2390 East Camelback Road, Suite 318
Phoenix, AZ 85016
Phone: [***]

2.            Tenant's Plans And Specifications

(a) Tenant agrees, at its sole cost and expense, through its representative, at the firm, The Lauck Group and Lord Aeck & Sargent. ("Space Planner") to furnish a space plan and specifications, including the space layout and improvement plan for the Premises ("Tenant's Space Plan") required for the performance of the work to construct the improvements to the building desired by Tenant (hereinafter referred to as the "Tenant Improvements"). Tenant's Space Plan shall include but not be limited to partition layout, reflected ceiling plans and electrical outlets, electrical switches and telephone outlets and locations. Tenant and Landlord agree to utilize a licensed and bonded contractor ("Contractor") as the Contractor for construction of the Tenant Improvements. Scott and Reid General Contractors, Inc., DPR Construction and Hardison Downey Construction Inc. are acceptable to Landlord.

(b)          The Space Planner shall be responsible for providing to Tenant, with a copy to Landlord, a complete set of documents, including Tenant's Space Plan, which are permit ready and have completed plan check by the government agency having jurisdiction, for construction of the Tenant Improvements, the quantity and description of materials, equipment and other items required for bidding by the Contractor. The Space Planner shall be responsible for completion and coordination of the architectural, mechanical, electrical and plumbing drawings. Landlord, Tenant and Contractor shall cooperate to the best of their ability to provide all information required for such coordination.

(c)          Tenant shall be responsible to pay the Space Planner's fees for the Tenant's Space Plan, which Landlord will reimburse Tenant by charging said reimbursement against the Tenant Allowance provided under this Agreement; however, all interior design or decorating services, such as selection of wall paint colors and/or wall coverings, fixtures, carpeting, and any or all other decorator or interior design services and extraordinary work required by Tenant of the Space Planner shall be paid by the Tenant at the time and to the extent the Space Planner has provided such services for the Tenant's Space Plans, and such services shall not be reimbursed by Landlord to Tenant and Landlord shall have no liability therefor.

(d)          All plans and specifications referred to hereinabove in Sections a, b and c are subject to the Landlord's approval, which the Landlord agrees will not be unreasonably withheld.

3.            Landlord's Approval

Landlord may withhold its approval of any Tenant Space Plan, Tenant Working Drawings, Tenant Extra Work or Change Orders which require work which:

(a)         adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

(b)         is not approved by the holder of any mortgage or deed of trust. encumbering the Building at the time the work is proposed;

(c)          would not be approved by a prudent owner of property similar to the Building;

(d)         violates any agreement which affects the Building or binds Landlord;

(e)          Landlord reasonably believes will increase the projected cost of operation or maintenance of any of the systems of the Building;

(f)          Landlord reasonably believes will reduce the rental value of the Premises or the sale value of the Building at the end of the Term;

(g)         does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; or

(h)          is not consistent with or is inferior to the Building standard tenant improvements.

4.            Schedule of Tenant Improvement Activities

(a)         On or before five (5) days after the execution of the Lease ("Submission Date"), Tenant shall cooperate with and submit to Space Planner the information (the "Tenant Information") necessary for the Space Planner to prepare the Tenant's Space Plan for the Premises. Tenant's Space Plan shall be completed in accordance with the requirements of Tenant within thirty (30) days after the execution of the Lease.

(b)          Tenant, through the Contractor, will promptly prepare a preliminary estimate of the cost of Tenant's Improvements as set forth in the Tenant Space Plan (the "Tenant's Estimated Construction Cost"). If the Tenant's Estimated Construction Cost is more than the Tenant Allowance, Tenant will so notify Landlord in writing and Tenant will either:

(i)         agree in writing to pay the amount by which the Tenant's Estimated Construction Cost exceeds the Tenant Allowance and as though that amount were Tenant Extra Work, subject to Paragraph 5, or

(ii)        revise the Tenant Space Plan in order to assure that the Tenant's Estimated Construction Cost is either (A) no more than the Tenant Allowance e, or (B) in excess of the Tenant Allowance by an amount which Tenant agrees to pay pursuant to clause (i) immediately above. Upon Tenant's fulfillment of its obligation in either clause (i) or clause (ii) immediately above, the Tenant's Estimated Construction Cost will be deemed approved. If the Tenant's Estimated Construction Cost is less than the Tenant Allowance, the Tenant's Estimated Construction Cost will be deemed approved without notice to Tenant.

(c)          After approval of the Tenant's Estimated Construction Cost, Space Planner will prepare and deliver to Tenant, Landlord and Contractor working drawings for the Premises ("Tenant Working Drawings"). Tenant shall cause Contractor to prepare from the documents a cost proposal (the "Tenant Cost Proposal") for construction of Tenant's Improvements in accordance with the Tenant Working Drawings, and a Construction Schedule which will set forth estimated time frames for completion of construction. If the Tenant Cost Proposal is less than the sum of the Tenant Allowance and any amount in excess of the Tenant Allowance which Tenant has agreed to pay pursuant to Paragraph 4b, Tenant will take steps necessary to complete construction of the improvements to the Premises. If the Tenant Cost Proposal is more than the Tenant Allowance, plus any amount which Tenant has agreed to pay pursuant to clause (i) of Paragraph 4b immediately above (the "Maximum Approved Cost"), Tenant will so notify Landlord in writing and Tenant shall either (i) agree in writing to pay the amount by which the Tenant Cost Proposal exceeds the Maximum Approved Cost as if that additional amount were Tenant Extra Work, subject to Paragraph 5, or (ii) revise the Tenant Working Drawings in order to assure that the Tenant Cost Proposal is no more than the Maximum Approved Cost. Upon Tenant's fulfillment of its obligations in either clause (i) or clause (ii) above, Tenant will take steps necessary to complete construction of the improvements to the Premises.

(d)    All work shall be performed by the Contractor and/or contractors approved by Landlord. Landlord approves of Scott and Reid General Contractors, Inc. as general contractor and The Lauck Group as space planner. Following approval of the Tenant Working Drawings and the Tenant Cost Proposal, Tenant will cause Space Planner to make application to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits and subject to receipt of the payment required under Paragraph 5, the Contractor will begin construction. The Contractor may substitute materials of comparable or better quality if the materials specified in Tenant's Working Drawings are unavailable or not available within the time required for timely completion.

5.       Payment For Tenant Extra Work

Tenant shall pay Contractor for Tenant Extra Work as completed.

6.       Change Orders

Tenant may authorize changes in the work during construction only on written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord prior written approval in accordance with Paragraph 3. Landlord may disapprove any change which would materially delay the scheduled completion of work. Prior to commencing any change, the Tenant will prepare and deliver to Landlord, for Landlord's approval, a change order (the "Change Order") setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor's fees. If Landlord fails to approve such Change Order within five (5) days after delivery by Tenant, Tenant will be deemed to have withdrawn the proposed change and Contractor will not proceed to perform the change.

7.     Mezzanine Improvements. Landlord acknowledges that the Tenant Improvements shall include the construction of a mechanical riser approximately 12,000 square foot in size to house mechanical equipment at the Premises (the "Mezzanine"). The Mezzanine shall be subject to the same review and approval process as the rest of the Tenant Improvements. The square footage added to the Premises as a result of the Mezzanine shall not be used in calculating Base Rent or Additional Rent.

8.       Construction Of The Premises

(a)      Tenant shall cause Contractor to construct the Tenant Improvements within the Premises under a contract with the Tenant following receipt of the final Tenant Working Drawings and necessary approvals and permits. All subcontractors awarded shall be at market rates.

(b)      Landlord shall have the right to approve Tenant's choice of the contractor to perform any of the nonstandard items listed in subparagraph (a) immediately above in Landlord's discretion, not to be unreasonable withheld. Any contractor employed by Tenant shall be commercially licensed, bonded and insured, with copies of all documentation evidencing such matters delivered to Landlord prior to the contractor beginning any work at or upon the Premises.

9.	Tenant's Punch List

(a)      When the Contractor believes the Tenant Improvements are substantially completed, and prior to Tenant's possession of the Premises, Tenant shall give Landlord one (1) week prior written notification for Landlord to inspect the Tenant Improvements. Landlord's representative shall completely examine the Premises and complete with Tenant's representative a list of all visible items to be completed by Contractor to finish the work. Such list shall be formalized by Landlord and signed by both Landlord and Tenant. The Tenant Improvements shall be deemed "substantially completed" when the Premises, as improved, can be legally occupied by Tenant without material interference with Tenant's business, with only minor "punch list" items remaining to be completed. Landlord's good faith and reasonable determination of substantial completion shall be conclusive. Further, issuance of a certificate of occupancy by the appropriate governmental entity shall be deemed substantial completion.

(b)      Landlord shall diligently proceed to have all items noted on the list completed as soon as possible. Any work damaged during Tenant's move in or occupancy shall be repaired or replaced at Tenant's sole cost and expense.

10.	Tenant Improvements At Landlord's Cost And Expense

Landlord agrees to provide Tenant an allowance of Seventy-Five Dollars $75.00 per rentable square foot for the 66,012 rentable square feet of the Premises to complete its Tenant Improvements in the Premises ("Tenant Allowance") for a total of Four Million Nine Hundred Fifty Thousand Nine Hundred ($4,950,900). The Tenant Allowance may be utilized by Tenant for any and all city permits, space planning (in the amount limited by Section 2c), engineering, architectural and construction costs. The Tenant Allowance shall be used only to plan and construct improvements which are real property fixtures that will remain with the Premises, and may not be used to purchase or construct trade fixtures, furniture, or other personal property. Landlord shall pay directly to such persons or entities that portion of the Tenant Allowance for the amounts owed (or pay to Tenant and such person or entity by joint check if requested by Tenant), subject to Tenant's delivery to Landlord of (1) copies of the relevant invoices, and (2) conditional lien releases, as applicable, in statutory form, with respect to the construction work or materials for which payment is being made and for which a mechanics, materialmen's or professional lien may be asserted under applicable law. All aggregate costs of Tenant Improvements in excess of the Tenant Allowance shall be the sole responsibility of the Tenant including any and all change order expenses.

11.	Building Standards

Tenant shall utilize materials equivalent to or better in quality than the Landlord's Building standard tenant improvement items (the Building Standard) in order to assure the consistent quality and appearance of the Building.

12.	Shell Construction

Landlord shall only provide as part of the initial construction of the Building the following items: (i) outside walls, columns and unfinished concrete floors, broom clean; (ii) Building Standard electric capacity of not less than 1,600 amps to the Building core, per building specifications; and (iii) water lines to the Building (with Tenant to be responsible for all costs of hook-up of all and any utilities, water, sewer and other similar services with the City in which the Premises is located), including the costs related to energizing Tenant's electrical service, and the cost of meter installation and meters, which shall be paid for by Tenant and/or included in the Tenant Allowance. Landlord represents that the shell Building is currently in conformance with ADA requirements.

13.	Responsibility For Design

Tenant will be responsible for the design, function and maintenance of all improvements.

14.	Indemnity

Except for claims arising out of or caused by Landlord's gross negligence or willful misconduct, Tenant shall indemnify Landlord against and hold Landlord harmless from any and all reasonable costs, claims or liability arising from: (a) any work performed on or about the Premises by or at Tenant's request; (b) any breach or default in the performance of Tenant's obligations under this Work Letter; or (c) any other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any claims caused by Tenant's or its employees. And except when resulting from Landlord's gross negligence or willful misconduct, Tenant hereby waives all claims in respect thereof against Landlord. As used in this Section, the term "Tenant" shall include Tenant or Tenant's employees, officers and directors, if applicable.

15.	Lien Protection

Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant for use in completing any work at or upon the Premises, which claims are or may be secured by any mechanic's liens against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days prior written notice of any work done on or in the Premises and Landlord shall have the right to post a notice of non-responsibility in or on the Premises as may be allowed by law. If Tenant or Landlord shall contest the validity of any such lien, claim or demand, the Tenant, shall, at its sole cost and expense, defend and protect itself, the Premises and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law to hold the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorney fees and costs in participating in such action if Landlord shall deem it is in its best interest to do so.

16.	Force Majeure

If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Acts which are not beyond Landlord's control, include, but are not limited to lack of sufficient funds for any liabilities or obligations, failure to pay for labor or materials, or any other matter within the Landlord's reasonable control or ability to resolve.

17.	Miscellaneous

In the event of any conflict between the terms of this Work Letter Agreement and the remainder of the Lease, the terms of this Work Letter Agreement will control.

Tenant Initiails	Landlord Initials

EXHIBIT "C"

BUILDING RULES

Any inconsistencies between the provisions of the Lease and the rules contained herein shall be resolved in favor of the Lease provisions.

1.           Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Property. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.           The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.            Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's prior written permission.

4.            Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Property.

5.            Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. Except as otherwise provided in the Lease, if Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Property.

6.            Except for secured areas of the Property required by Tenant's business to be secured or otherwise locked, for which Tenant will provide Landlord a key or other immediate access mode, Tenant shall not change any locks nor place additional locks upon any doors.

7.            Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8.            If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Property and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

9.            Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

10.          The use of rooms as sleeping quarters is strictly prohibited at all times.

11.         Tenant shall have the right, at Tenant's sole risk and responsibility, to use only Tenant's share of the parking spaces at the Property as reasonably determined by Landlord. Except as otherwise provided in the Lease, Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord's prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

12.          If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits.

13.         If at Tenant's request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord's request, locked.

14.         Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Property (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

15.         Tenant shall comply with any reasonable move-in/move-out rules provided by Landlord.

16.         Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

17.         Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Property by Tenant under the Lease.

18.        These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of November 22, 2011 between CARIS LIFE SCIENCES, INC. (formerly CDX HOLDINGS, INC.), a Delaware corporation ("Assignor'') and CARIS MPI, INC., a Delaware corporation ("Assignee").

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain Industrial Real Estate Lease (Single-Tenant Facility) (the "Lease") dated August 19, 2009, between Assignor and Liberty Cotton Center, LLC ("Landlord'') relating to certain premises (the ''Premises'') consisting of approximately 66,012 rentable square feet located in the building known as Cotton Center Building 16, located at 4610 South 44th Place, Phoenix, AZ 85040.

WHEREAS, Assignor and Assignee desire that Assignor transfer its right, title and interest in, to and under the Lease to Assignee upon the terms and conditions set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

SECTION 1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in, to and under the Lease, including without limitation any security deposit thereunder, any prepaid rent or other prepaid amounts thereunder and any right to receive any refund from or make any claim against Landlord thereunder.

SECTION 2. Assignee hereby assumes the performance and observance of all of the covenants, conditions and provisions in the Lease to be performed and observed by Assignor from and after the date hereof.

SECTION 3. Assignee hereby represents and warrants that it has the sole and unencumbered right and power to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by and on behalf of Assignee.

SECTION 4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement shall inure to the benefit of any other person or entity.

SECTION 5. No provision of this Agreement shall be modified, waived or terminated, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

SECTION 6. This Agreement shall be construed in accordance with and governed by the law of the State of Arizona.

SECTION 7. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[Remainder of the page intentionally left blank]

2

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Assignor:

CARIS LIFE SCIENCES, INC.

By:	/s/ Laura I. Johansen
	Name:	Laura I. Johansen
	Title:	President

Assignee:

CARIS MPI, INC.

By:	/s/ Laura I. Johansen
	Name:	Laura I. Johansen
	Title:	President

3

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment") dated for reference purposes as May 9, 2019, is made by and between WPT PROPERTIES LP, a Delaware limited partnership ("Landlord"), and CARIS MPI, INC., a Texas corporation ("Tenant").

BACKGROUND:

A.        Liberty Property Limited Partnership, mistakenly identified as Liberty Cotton Center, LLC ("Liberty"), and Caris Life Sciences, Inc. (fonnerly CDx Holdings, Inc.) (''Caris") entered into that certain Industrial Real Estate Lease (Single-Tenant Facility) dated August 19, 2009 (the "Lease"), covering certain Leased Premises containing approximately 66,012 rentable square feet of space (the "Leased Premises"), being the entire building known as and located at 4610 South 44th Place, Phoenix, Arizona (the "Building"), as more fully described in the Lease.

B.        By that certain Lease Assignment and Assumption Agreement dated November 22, 2011, Caris assigned to Tenant, all of Caris' right, title and interest in, to and under the Lease.

C.        By that certain Assignment and Assumption of Leases dated October 3, 2016, WPT Land 2 LP assumed all of Liberty's right, title and interest, in, to and under the Lease.

D.        In connection with its acquisition of the Building, by that certain Assignment and Assumption of Leases dated June 8, 2018, Landlord assumed all of WPT Land 2 LP's right, title and interest, in, to and under the Lease.

E.        Tenant desires to extend the Term and modify other sections of the Lease, and Landlord has agreed to such extension and modifications, subject to the provisions of this First Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.        Incorporation. The above Background is incorporated herein by reference.

2.        Defined Terms; Conflict. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. In the event there is a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control.

3.        Term. The Lease is hereby amended to extend the Term for one (1) additional period of sixty-four (64) months (the "Extended Term"), commencing on September 1, 2020, and expiring at 11:59 P .M. local time on December 31, 2025 (the "Expiration Date").

4.     Base Rent. Effective as of September 1, 2020, and continuing through and including the Expiration Date, Tenant's Base Rent obligation for the Leased Premises shall be as follows and all Rent shall be paid in accordance with the terms of the Lease:

Period	PSF/annum	Annual		Monthly
9/1/2020 – 12/31/2020 *	$18.80	$	--------	$103,418.80
1/1/2021 – 8/31/2021	$18.80		$1,241,025.00	$103,418.80
9/1/2021 – 8/31/2022	$19.30		$1,274,031.60	$106,169.30
9/1/2022 – 8/31/2023	$19.80		$1,307,037.60	$108,919.80
9/1/2023 – 8/31/2024	$20.30		$1,340,043.60	$111,670.30
9/1/2024 – 8/31/2025	$20.80		$1,373,049.60	$114,420.80
9/1/2025 – 12/31/2025	$21.30		$1,406,055.60	$117,171.30

* Notwithstanding the foregoing, Base Rent, but not Additional Rent, shall be abated for the first four (4) months of the Extended Term. Should there occur an uncured Event of Default by Tenant during said four (4) month period, then such abatement shall cease. Landlord's management fee shall not be reduced on account of the abatement in Base Rent, and the Base Rent abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

Tenant shall have the right to make all payments of Rent to Landlord via electronic funds transfer.

5.     Annual Operating Expenses. All Additional Rent applicable to the Leased Premises shall continue to be paid by Tenant, in addition to the Base Rent, subject to adjustment and reconciliation and in accordance with the terms and conditions of the Lease.

6.     Options to Extend Term. The parties acknowledge and agree that the Extended Term constitutes for purposes of Section 3.02 of the Lease the first Option Term, and, notwithstanding anything to the contrary set forth is such Section 3.02 of the Lease, the terms and conditions of this First Amendment shall control. Accordingly, Tenant shall have the right to extend the Term for only one (1) additional period of 5-years, which right is subject to all of the terms and conditions of Section 3.02 of the Lease.

7.     Parking. The parties acknowledge and confirm that Tenant enjoys the right to use 264 parking spaces at the Leased Premises without additional charge (the "Required Parking Spaces''). Landlord shall have the right to relocate all or any of the surface parking spaces of the Required Parking Spaces to areas within reasonably close proximity to the Leased Premises as shown on Exhibit "A" to this First Amendment. Any such relocation of the Required Parking shall be at Landlord's sole cost, the new parking spaces shall be paved and striped, and any covered and lit parking space shall be replaced with a covered and lit parking space. Such relocated parking spaces may, but are not required to, be located within a structured parking facility. If, in the future, it becomes evident through an accurate written accounting of Tenants parking which is delivered to Tenant and denotes actual usage and the average number of cars in Tenants parking lot five days per week for a 30 day period illustrates that on a daily basis Tenant is using less than 75% of the Required Parking Spaces due to changes in mobility use (such as shared automobiles and autonomous automobiles and other technology driven changes) then upon notice to Tenant, Landlord may recapture an amount of parking spaces equal to the percentage of Required Parking Spaces not being used by Tenant.

8.     Security Deposit. No additional Security Deposit is required from Tenant.

9.     Tenant Improvements; Tenant Allowance. Tenant is in possession of the Leased Premises. Landlord shall have no obligations whatsoever to improve or pay for improvements to the Leased Premises for Tenant's continued use and occupancy thereof, except as follows:

(a)    Any improvements, alterations, or additions Tenant undertakes to remodel or reconstruct the Leased Premises are herein referred to as "Tenant Improvements". Pursuant to Section 9(e) of this First Amendment, Tenant shall be responsible for the cost of any Tenant Improvements, and Tenant will have plans for such Tenant Improvements designed and approved in accordance with Section 9(b) of this First Amendment, and constructed by Tenant in accordance with Section 9(c) of this First Amendment. Tenant confirms all Tenant Improvements are for the immediate use and benefit of Tenant only.

(b)    Tenant's improvement specifications and plans for such Tenant Improvements to the Leased Premises shall be prepared by an architect or engineer selected by Tenant, subject to the prior approval of Landlord, which such approval shall not be unreasonably withheld ("Tenant's Architect"). SmithGroup, Inc. are architects acceptable to Landlord. The plans for the Tenant Improvements will be prepared in sufficient detail to permit Tenant to construct the Tenant Improvements, and shall include, as applicable, a partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), special electrical, cabling, HVAC and/or plumbing work, mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes. The plans for the Tenant Improvements shall be prepared in accordance, and shall comply in all material respects, with all Laws. Landlord shall not unreasonably withhold, condition or delay its approval of the plans for the Tenant Improvements and Landlord may withhold its approval for any of the reasons enumerated in Section 3 of Exhibit "B" of the Lease. Within ten (10) days after receipt, Landlord shall respond to any specifications and plans of the Tenant Improvements submitted by Tenant, stating any specific comments or objections that Landlord may have. If Landlord fails to respond within such ten (10) day period, Tenant's plans shall be deemed approved. Tenant will continue to submit plans and specifications and Landlord will continue to approve or disapprove the same in the process set forth above until such are approved or deemed approved by Landlord. Upon approval by Landlord, the plans and specifications for the Tenant Improvements shall become final and shall not be materially changed without Landlord's further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, the "Tenant Improvement Plans"). Landlord's review or approval of the Tenant Improvement Plans does not constitute a code review and shall not be a representation or warranty of Landlord that the Tenant Improvement Plans are fit for any use or comply with any Laws or other legal requirements, and Tenant shall have no right to rely upon any review or approval for such purposes. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and Landlord's review of any plans and specifications and monitoring of construction shall be solely for its own benefit. The Tenant Improvements be shall be the property of Tenant until the expiration or termination of the Lease, as amended hereby, at which time and without payment by Landlord, the Tenant Improvements shall remain on the Leased Premises and become the property of Landlord, subject to the terms and conditions of Section 6.06 of the Lease.

(c)    Tenant shall complete the Tenant Improvements to the Leased Premises substantially in accordance with the Tenant Improvement Plans and applicable provisions of the Lease, including but not limited to Section 6.05 (Alterations, Additions and Improvements) and Section 6.06 (Condition upon Termination) of the Lease, the provision of insurance, the delivery of Lien Waivers (as defined hereunder) pursuant to Section 9(g) of this First Amendment, and the delivery of permits to Landlord pursuant lo Section 9(d) of this First Amendment. The contractors selected by Tenant for bidding (and awarding of work) on the Tenant Improvements shall be licensed and qualified for the work they are to perform and shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. DPR Construction and Oakland Construction are contractors acceptable to Landlord. Landlord reserves the right to require Tenant to use contractors designated by Landlord for any part of the Tenant Improvements Tenant shall require all contractors and subcontractors to be adequately insured by maintaining commercial general liability insurance with limits of coverage not less than $1,000,000 combined single limit with a $2,000,000 general aggregate limit, naming Landlord and the Landlord Additional Insureds, as additional insureds, and at least ten (10) days prior lo the commencement of construction, Tenant shall deliver a certificate of insurance for each of Tenant's contractors and their subcontractors to Landlord evidencing such insurance.

(d)    All construction relating to the Tenant Improvements shall be done in a good and workmanlike manner and shall comply in all respects at the time of completion with all Laws of the governmental authorities having jurisdiction. Tenant shall obtain all governmental approvals and pennits related to the Tenant Improvements and promptly deliver copies of same to Landlord prior to the start of any work. Within sixty days after the substantial completion of the Tenant Improvements, Tenant shall provide Landlord with the following documents with respect to the Leased Premises and the Tenant Improvement, if required: (i) a Certificate of Occupancy; (ii) a full set of final and un-appealable permits and approvals; (iii) "as-built'' plans (hard copy and CAD); and, (iv) a statement of completion in accordance with the Tenant Improvement Plans by Tenant In addition to the right of Landlord and its Agents to inspect the Leased Premises as set forth in Section 5.06 of the Lease, Landlord and its Agents shall have the right, at its sole cost and expense, to conduct a walk-through inspection of the Leased Premises as completed by Tenant. The warranties from Tenant's contractor(s) shall be for the benefit of Landlord, as well as Tenant, and Tenant shall deliver copies of such warranties to Landlord promptly upon receipt. As used herein, "substantial completion" of the Tenant Improvements occurs when all aspects of the Tenant Improvements are complete in accordance with the Tenant Improvement Plans, save only minor punchlist items, the completion of which, by their nature, do not materially interfere with Tenant's instnllation of its trade fixtures and equipment and operation of its business therein.

(e)    Tenant shall, subject to Section 9(f) of this First Amendment below, pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Tenant by the general contractor and all subcontractors for performing such construction, (iii) construction pennit fees, (iv) costs of built-in furniture, and (v) mechanical and structural engineering fees, credited against the Tenant Improvement Allowance (as defined hereunder) upon Landlord's receipt of each Reimbursement Application (as defined hereunder) (together, the "Tenant Improvement Costs"). In no event shall Landlord charge to Tenant, or deduct from the Tenant Improvement Allowance, any fee for any supervision, project management, or oversight Landlord elects to undertake during Tenant's construction of the Tenant Improvement Work except that Landlord may charge Tenant for Landlord's actual out-of-pocket costs reasonably incurred with respect to any third party engineers engaged by Landlord in connection with Landlord's review of the Tenant Improvement Plans. Landlord has no obligation to provide any construction administration or management services to Tenant.

(f)           Landlord shall provide an allowance to Tenant of Four Hundred Ninety-Five Thousand Ninety Dollars ($495,090.00) (the “Tenant Improvement Allowance”) (based on Seven Dollars and Fifty Cents ($7.50) per rentable square foot) which shall be used by Tenant to pay for the Tenant Improvement Costs in accordance with Section 9(e) of this First Amendment. The Tenant Allowance shall be applied to the actual out-of-pocket costs and expenses incurred by Tenant in connection with the Tenant Improvements for labor, materials, design, architectural and engineering fees, and project management fees, but not for any “soft costs” (for example, excluded costs will be attorney fees, costs of permits, moving expenses, furniture purchase, moving, assembly and disassembly, telecommunication cabling costs and similar “soft costs”).

(g)          Tenant shall promptly pay all Tenant Improvement Costs as they become due. Tenant may submit to Landlord (no more frequently than every three months) application(s) for payment reimbursement to be applied against the Tenant Improvement Allowance (each, a “Reimbursement Application”). Each Reimbursement Application shall include: (i) executed partial payment releases of liens (which shall be notarized and provide a specific amount for which such lien is being waived), reasonably satisfactory to Landlord, from Tenant’s general contractor and first tier subcontractors, as certified by Tenant, confirming the payment in full of all Tenant Improvement Costs included in the then current Reimbursement Application (collectively, the “Lien Waivers”); (ii) sufficient evidence of payment from Tenant to Tenant’s general contractor of all Tenant Improvement Costs included in the then current Reimbursement Application; and, (iii) a statement completed by Tenant or Tenant’s project manager stating that the Tenant Improvements included in the then current Reimbursement Application were substantially completed and performed in accordance with the Tenant Improvement Plans (collectively, the “Partial Reimbursement Requirements”). When the Tenant Improvements are substantially completed in their entirety, as a condition of the final Reimbursement Application, Tenant shall provide: (i) executed final Lien Waivers, confirming the payment in full of all Tenant Improvement Costs up to the limit of the Tenant Improvement Allowance and the release of liens against the Leased Premises from Tenant’s general contractor and first tier subcontractors; (ii) sufficient evidence of payment from Tenant to Tenant’s general contractor of all Tenant Improvement Costs up to the limit of the Tenant Improvement Allowance; and (iii) a statement completed by Tenant or Tenant’s project manager stating that the Tenant Improvements are substantially complete and were performed in accordance with the Tenant Improvement Plans (collectively, the “Final Reimbursement Requirements”). Landlord shall have thirty (30) days after the receipt of each complete Reimbursement Application to submit its reimbursement payment to Tenant. Landlord shall not be required to issue any reimbursement payment to Tenant if the Reimbursement Application does not include the Partial Reimbursement Requirements or the Final Reimbursement Requirements, as the case maybe.

(h)          Tenant shall make a complete reimbursement submission for the Tenant Improvement Allowance no later than March 31, 2020. Landlord shall not be required to make payments on account of the Tenant Improvement Allowance for any Tenant Improvement Costs not submitted to Landlord by the foregoing date, and Tenant shall not have any claim to any portion of the Tenant Improvement Allowance not properly used by such date.

10.         Insurance. The liability insurance policy required to be maintained by Tenant pursuant to Section 4.4(a) of the Lease shall also name Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P., and each of their respective directors, officers, partners, shareholders, members, employees, and mortgagees (“Landlord Additional Insureds”) as additional insureds.

11.          Indemnification. The indemnification of Landlord by Tenant pursuant to Section 5.05 of the Lease is hereby extended to the Landlord Additional Insureds on the same terms and provisions of Section 5.05.

12.         Notices. The address for notices to Landlord’s counsel in Section 13.08 of the Lease is changes to: McCausland Keen + Buckman, 80 W. Lancaster Avenue, 4th Floor, Devon, PA 19333, Attn.,: Stephan K. Pahides, Esq.

13.         Brokers. Landlord and Tenant each covenants and represents to the other that it has dealt with no brokers in connection with this First Amendment other than Newmark Knight Frank (“NKF”), representing Tenant, and CBRE Group, Inc., representing Landlord (collectively, the “Brokers”). Landlord agrees to pay a one-time leasing commission in an amount equal to 5% of the net new NNN base rent (commencing on September 1, 2020) to NKF pursuant to a separate agreement entered into by NKF. Landlord and Tenant each agrees to indemnify and bold the other harmless from any and all claims for commissions or fees in connection with this First Amendment from any real estate brokers or agents employed by or with whom they have dealt, other than the Brokers.

14.          Survival. All references to the “Lease” shall refer to the Lease as modified by this First Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by either party of any of its obligations under the Lease, as hereby amended, the non-defaulting party shall be entitled to pursue nil remedies available under the Lease, as hereby amended, or otherwise available at law or in equity.

15.          Lease Confirmation. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed. The Lease hereby constitutes the entire agreement between Landlord and Tenant with respect to the Leased Premises, may be amended or altered only by written agreement executed by both parties, supersedes all prior agreements, whether written or oral, between the parties, and is binding on the parties’ successors and assigns.

16.         Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.         Ministerial Actions. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this First Amendment, or make any claim that this First Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforccabllity due to any of the foregoing.

18.         Signatures; Multiple Counterparts. This First Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this First Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single First Amendment. Landlord and Tenant each expressly agrees that if the signature of Landlord and/or Tenant on this First Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, e-mail, PDF, or JPEG), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic  and  traditional  ink-on-paper original wet signature penned manually by its signatory.

19.          No Publication. Neither Landlord nor Tenant shall publicize in a medium of general circulation available to the general public (e.g., trade journals, newspapers, radio, television, internet, etc.) the terms of or the transaction evidenced by this Amendment. The foregoing prohibition is not applicable to disclosures required by applicable laws, non-public disclosures made in connection with efforts to sell or finance the Building, or non-published statements made to parties on a need-to-know basis in the ordinary course of the business of operating the Building.

20.         NOTICE. In any real estate transaction,  it is recommended that the tenant consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluation the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this First Amendment as of the day and year last below written.

LANDLORD:

WPT PROPERTIES LP

By:	WPT PROPERTIES GP LLC,
its general partner

By:	/s/ Anthony A. Nichols, Jr.
Anthony A. Nichols, Jr.
Senior Vice President
Date:	May 9, 2019

TENANT:

CARIS MPI, INC.

By:	/s/ David D. Halbert
Name:	David D. Halbert
Title:	CEO
Date:	May 8, 2019

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) dated for reference purposes as August __, 2019, is made by and between WPT PROPERTIES LP, a Delaware limited partnership (“Landlord”), and CARIS MPI, INC., a Texas corporation (“Tenant”).

BACKGROUND:

A.          Liberty Property Limited Partnership, mistakenly identified as Liberty Cotton Center, LLC (“Liberty”), and Caris Life Sciences, Inc. (formerly CDx Holdings, Inc.) (“Caris”) entered into that certain Industrial Real Estate Lease (Single-Tenant Facility) dated August 19, 2009 (the “Original Lease”), covering certain Leased Premises containing approximately 66,012 rentable square feet of space (the “Leased Premises”), being the entire building known as and located at 4610 South 44th Place, Phoenix, Arizona (the “Building”), as more fully described in the Lease.

B.          By that certain Lease Assignment and Assumption Agreement dated November 22, 2011, Caris assigned to Tenant, all of Caris’ right, title and interest in, to and under the Lease.

C.           By that certain Assignment and Assumption of Leases dated October 3, 2016, WPT Land 2 LP assumed all of Liberty’s right, title and interest, in, to and under the Lease.

D.          In connection with its acquisition of the Building, by that certain Assignment and Assumption of Leases dated June 8, 2018, Landlord assumed all of WPT Land 2 LP’s right, title and interest, in, to and under the Lease.

E.           Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated May 9, 2019 (the “First Amendment” amending the Original Lease to, among other things, extend the Term. (The Original Lease as amended by the First Amendment is sometimes referred to herein as the “Lease.”)

F.           Tenant desires to further extend the Term of the Lease, and Landlord has agreed to such further extension, subject to the provisions of this Second Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.           Incorporation. The above Background is incorporated herein by reference.

2.           Defined Terms; Conflict. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. In the event there is a conflict between the terms of the Lease and this Second Amendment, this Second Amendment shall control.

3.           Term. The First Amendment extended the Term for one (1) additional period of sixty-four (64) months, commencing on September 1, 2020, and expiring at 11:59 P.M. local time on December 31, 2025. The Extended Term shall be further extended for an additional period of sixty (60) months, commencing on January 1, 2025, so that the Term ends on December 31, 2029, which date shall now be the Expiration Date. For the avoidance of doubt, the “Extended Term” shall be and mean the period commencing on September 1, 2020, and expiring at 11:59 P.M. local time on December 31, 2029 and the “Expiration Date” shall be and mean December 31, 2029.

4.          Base Rent. Effective as of September 1, 2020, and continuing through and including the Expiration Date, Tenant’s Base Rent obligation for the Leased Premises shall be as follows and all Rent shall be paid in accordance with the terms of the Lease:

Period	PSF/annum	Annual		Monthly
9/1/2020 – 12/31/2020 *	$18.80	$	--------	$103,418.80
1/1/2021 – 8/31/2021	$18.80		$1,241,025.00	$103,418.80
9/1/2021 – 8/31/2022	$19.30		$1,274,031.60	$106,169.30
9/1/2022 – 8/31/2023	$19.80		$1,307,037.60	$108,919.80
9/1/2023 – 8/31/2024	$20.30		$1,340,043.60	$111,670.30
9/1/2024 – 8/31/2025	$20.80		$1,373,049.60	$114,420.80
9/1/2025 – 8/31/2025	$21.30		$1,406,055.60	$117,171.30
9/1/2025 – 8/31/2026	$21.80		$1,439,061.60	$119,921.80
9/1/2026 – 8/31/2027	$22.30		$1,472,067.60	$122,672.30
9/1/2027 – 8/31/2028	$22.80		$1,505,073.60	$125,422.80
9/1/2028 – 8/31/2029	$23.30		$1,538,079.60	$128,173.30
9/1/2029 – 12/31/2029	$23.80		$1,571,085.60	$130,923.80

* Notwithstanding the foregoing, Base Rent, but not Additional Rent, shall be abated for the first four (4) months of the Extended Term. Should there occur an uncured Event of Default by Tenant during said four (4) month period, then such abatement shall cease. Landlord’s management fee shall not be reduced on account of the abatement in Base Rent, and the Base Rent abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

Tenant shall have the right to make all payments of Rent to Landlord via electronic funds transfer.

5.           Annual Operating Expenses. All Additional Rent applicable to the Leased Premises shall continue to be paid by Tenant, in addition to the Base Rent, subject to adjustment and reconciliation and in accordance with the terms and conditions of the Lease.

6.           Options to Extend Term. The parties acknowledge and agree that the Extended Term constitutes for purposes of Section 3.02 of the Lease the first Option Term (notwithstanding that the extension period is for a total of one hundred twenty-four (124) months), and, notwithstanding anything to the contrary set forth is such Section 3.02 of the Lease, the terms and conditions of this Second Amendment shall control. Accordingly, Tenant shall have the right to extend the Term for only one (1) additional period of 5-years, which right is subject to all of the terms and conditions of Section 3.02 of the Lease.

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7.           Security Deposit. No additional Security Deposit is required from Tenant.

8.           Tenant Improvements; Tenant Allowance. Tenant is in possession of the Leased Premises. Other than as specifically provided in the First Amendment, Landlord shall have no obligations whatsoever to improve or pay for improvements to the Leased Premises for Tenant’s continued use and occupancy thereof.

9.           Brokers. Landlord and Tenant each covenant and represent to the other that it has dealt with no brokers in connection with this Second Amendment. Landlord and Tenant each agree to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this Second Amendment from any real estate brokers or agents employed by or with whom they have dealt.

10.         Survival. All references to the “Lease” shall refer to the Lease as modified by this Second Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by either party of any of its obligations under the Lease, as hereby amended, the non-defaulting party shall be entitled to pursue all remedies available under the Lease, as hereby amended, or otherwise available at law or in equity.

11.         Lease Confirmation. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed. The Lease hereby constitutes the entire agreement between Landlord and Tenant with respect to the Leased Premises, may be amended or altered only by written agreement executed by both parties, supersedes all prior agreements, whether written or oral, between the parties, and is binding on the parties’ successors and assigns.

12.         Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.         Ministerial Actions. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Second Amendment, or make any claim that this Second Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

14.         Signatures; Multiple Counterparts. This Second Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Second Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Second Amendment. Landlord and Tenant each expressly agrees that if the signature of Landlord and/or Tenant on this Second Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, e-mail, PDF, or JPEG), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

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15.         No Publication. Neither Landlord nor Tenant shall publicize in a medium of general circulation available to the general public (e.g., trade journals, newspapers, radio, television, internet, etc.) the terms of or the transaction evidenced by this Amendment. The foregoing prohibition is not applicable to disclosures required by applicable laws, non-public disclosures made in connection with efforts to sell or finance the Building, or non-published statements made to parties on a need-to-know basis in the ordinary course of the business of operating the Building.

16.         Notice. In any real estate transaction, it is recommended that the tenant consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluation the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Second Amendment as of the day and year last below written.

LANDLORD:

WPT PROPERTIES LP

By:	WPT PROPERTIES GP LLC,
its general partner

By:	/s/ Anthony A. Nichols, Jr.
Anthony A. Nichols, Jr.
Senior Vice President

TENANT:

CARIS MPI, INC.

By:	/s/ David D. Halbert
Name:	David D. Halbert
Title:	CEO
Date:	9/19/2019

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CORRECTED AND RESTATED SECOND AMENDMENT TO LEASE AGREEMENT

THIS CORRECTED AND RESTATED SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) dated for reference purposes as June 9, 2020, is made by and between WPT PROPERTIES LP, a Delaware limited partnership (“Landlord”), and CARIS MPI, INC., a Texas corporation (“Tenant”).

BACKGROUND:

A.          Liberty Property Limited Partnership, mistakenly identified as Liberty Cotton Center, LLC (“Liberty”), and Caris Life Sciences, Inc. (formerly CDx Holdings, Inc.) (“Caris”) entered into that certain Industrial Real Estate Lease (Single-Tenant Facility) dated August 19, 2009 (the “Original Lease”), covering certain Leased Premises containing approximately 66,012 rentable square feet of space (the “Leased Premises”), being the entire building known as and located at 4610 South 44th Place, Phoenix, Arizona (the “Building”), as more fully described in the Lease.

B.          By that certain Lease Assignment and Assumption Agreement dated November 22, 2011, Caris assigned to Tenant, all of Caris’ right, title and interest in, to and under the Lease.

C.          By that certain Assignment and Assumption of Leases dated October 3, 2016, WPT Land 2 LP assumed all of Liberty’s right, title and interest, in, to and under the Lease.

D.          In connection with its acquisition of the Building, by that certain Assignment and Assumption of Leases dated June 8, 2018, Landlord assumed all of WPT Land 2 LP’s right, title and interest, in, to and under the Lease.

E.           Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated May 9, 2019 (the “First Amendment” amending the Original Lease to, among other things, extend the Term. (The Original Lease as amended by the First Amendment is sometimes referred to herein as the “Lease.”)

F.           Tenant desires to further extend the Term of the Lease, and Landlord has agreed to such further extension, subject to the provisions of this Second Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

l.            Incorporation. The above Background is incorporated herein by reference.

2.           Defined Terms: Conflict. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. In the event there is a conflict between the terms of the Lease and this Second Amendment, this Second Amendment shall control.

3.           Term. The First Amendment extended the Term for one (1) additional period of sixty-four (64) months, commencing on September 1, 2020, and expiring at 11:59 P.M. local time on December 31, 2025. The Extended Term shall be further extended for an additional period of sixty (60) months, commencing on January 1, 2026, so that the Term ends on December 31, 2030, which date shall now be the Expiration Date. For the avoidance of doubt, the “Extended Term” shall be and mean the period commencing on September 1, 2020, and expiring at 11:59 P.M. local time on December 31, 2030 and the “Expiration Date” shall be and mean December 31, 2030.

4.           Base Rent. Effective as of September 1, 2020, and continuing through and including the Expiration Date, Tenant’s Base Rent obligation for the Leased Premises shall be as follows and all Rent shall be paid in accordance with the terms of the Lease:

Period	PSF/annum	Annual		Monthly
9/1/2020 – 12/31/2020*	$18.80	$	--------	$103,418.80
1/1/2021 – 8/31/2021	$18.80		$1,241,025.00	$103,418.80
9/1/2021 – 8/31/2022	$19.30		$1,274,031.60	$106,169.30
9/1/2022 – 8/31/2023	$19.80		$1,307,037.60	$108,919.80
9/1/2023 – 8/31/2024	$20.30		$1,340,043.60	$111,670.30
9/1/2024 – 8/31/2025	$20.80		$1,373,049.60	$114,420.80
9/1/2025 – 12/31/2025	$21.30		$1,406,055.60	$117,171.30
1/1/2026 – 12/31/2026	$21.30		$1,406,055.60	$117,171.30
1/1/2027 – 12/31/2027	$21.80		$1,439,061.60	$119,921.80
1/1/2028 – 12/31/2028	$22.30		$1,472,067.60	$122,672.30
1/1/2029 – 12/31/2029	$22.80		$1,505,073.60	$125,422.80
1/1/2030 – 12/31/2030	$23.30		$1,538,079.60	$128,173.30

* Notwithstanding the foregoing, Base Rent, but not Additional Rent, shall be abated for the first four (4) months of the Extended Term. Should there occur an uncured Event of Default by Tenant during said four (4) month period, then such abatement shall cease. Landlord’s management fee shall not be reduced on account of the abatement in Base Rent, and the Base Rent abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

Tenant shall have the right to make all payments of Rent to Landlord via electronic funds transfer.

5.           Annual Operating Expenses. All Additional Rent applicable to the Leased Premises shall continue to be paid by Tenant, in addition to the Base Rent, subject to adjustment and reconciliation and in accordance with the terms and conditions of the Lease.

6.           Options to Extend Term. The parties acknowledge and agree that the Extended Term constitutes for purposes of Section 3.02 of the Lease the first Option Term (notwithstanding that the extension period is for a total of one hundred twenty-four (124) months), and, notwithstanding anything to the contrary set forth is such Section 3.02 of the Lease, the terms and conditions of this Second Amendment shall control. Accordingly, Tenant shall have the right to extend the Term for only one (1) additional period of 5-years, which right is subject to all of the terms and conditions of Section 3.02 of the Lease.

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7.           Security Deposit. No additional Security Deposit is required from Tenant.

8.           Tenant Improvements; Tenant Allowance. Tenant is in possession of the Leased Premises. Other than as specifically provided in the First Amendment, Landlord shall have no obligations whatsoever to improve or pay for improvements to the Leased Premises for Tenant’s continued use and occupancy thereof.

9.           Brokers. Landlord and Tenant each covenant and represent to the other that it has dealt with no brokers in connection with this Second Amendment. Landlord and Tenant each agree to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this Second Amendment from any real estate brokers or agents employed by or with whom they have dealt.

10.         Survival. All references to the “Lease” shall refer to the Lease as modified by this Second Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by either party of any of its obligations under the Lease, as hereby amended, the non-defaulting party shall be entitled to pursue all remedies available under the Lease, as hereby amended, or otherwise available at law or in equity.

11.         Lease Confirmation. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed. The Lease hereby constitutes the entire agreement between Landlord and Tenant with respect to the Leased Premises, may be amended or altered only by written agreement executed by both parties; supersedes all prior agreements, whether written or oral, between the parties, and is binding on the parties’ successors and assigns.

12.         Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.         Ministerial Actions. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Second Amendment, or make any claim that this Second Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

14.         Signatures; Multiple Counterparts. This Second Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Second Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Second Amendment. Landlord and Tenant each expressly agrees that if the signature of Landlord and/or Tenant on this Second Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, e-mail, PDF, or JPEG), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

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15.         No Publication. Neither Landlord nor Tenant shall publicize in a medium of general circulation available to the general public (e.g., trade journals, newspapers, radio, television, internet, etc.) the terms of or the transaction evidenced by this Amendment. The foregoing prohibition is not applicable to disclosures required by applicable laws, non-public disclosures made in connection with efforts to sell or finance the Building, or non-published statements made to parties on a need-to-know basis in the ordinary course of the business of operating the Building.

16.         Notice. In any real estate transaction, it is recommended that the tenant consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluation the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Second Amendment as of the day and year last below written.

LANDLORD:

WPT PROPERTIES LP

By:	WPT PROPERTIES GP LLC,
its general partner

By:	/s/ Anthony A. Nichols, Jr.
Anthony A. Nichols, Jr.
Senior Vice President
Date:	June 9, 2020

TENANT:

CARIS MPI, INC.

By:	/s/ David D. Halbert
Name:	David D. Halbert
Title:	CEO
Date:	April 30, 2020

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